[SYSVIEW LOGO]

               SYSVIEW TECHNOLOGY, INC. RETAINS INVESTMENT BANKER

         OPPENHEIMER & Co. Inc. to Seek Strategic and Financial Options

SAN JOSE, CA, SEPTEMBER 12, 2007 -- Sysview Technology, Inc. (OTCBB: SYVT), a leading provider of imaging solutions, today announced that it has engaged the investment firm of Oppenheimer & Co. Inc. ("Oppenheimer") to explore and evaluate a range of strategic opportunities to enhance shareholder value, including, but not limited to, combinations, partnerships, sales or mergers of its operations or assets with another entity and/or a recapitalization.

Darwin Hu, Chief Executive Officer of Sysview, commented, "Our successful development and acquisition of highly advanced imaging technologies has yielded two valuable assets, our proprietary mobile image capture and LCOS HD display businesses, which we believe are under-heralded by the public markets. The growth in our proprietary image capture, or mobile scanning business is highlighted by a four-year compound annual revenue growth rate of 58%, and the business is on track and expected to deliver revenues of over $20 million in 2008 with gross margins in excess of 38% and operating margins in excess of 20%. Moreover, we reiterate that the high level of visibility in the business indicates that an annual revenue growth rate in excess of 25% is sustainable for the foreseeable future. Our proprietary LCOS HD display business has been in prototype phase with several OEM's and ODM's since early 2007, and we continue to hold discussions with both financial and strategic partners for this unique technology. We are excited to be working with Oppenheimer and believe that Oppenheimer has the experience, contacts, and resources necessary to accelerate our plan to pursue the most prudent and economically attractive courses of action for our shareholders."

Headquartered in New York City, Oppenheimer provides access to capital and strategic advisory services to a wide range of corporate clients with a concentration on emerging growth companies. Oppenheimer's professionals provide clients with a full range of products and services, including initial public offerings, follow-on offerings, convertible and preferred offerings, PIPEs, private placements, and M&A advisory services. The investment banking group focuses on key industry sectors, including technology, healthcare, energy, consumer, financial services and general industrial. In addition, Oppenheimer's capital markets group is an active Wall Street sponsor for small and middle-cap growth companies, providing clients with exposure to a large number of institutional investors and a complementary retail brokerage system.

The Company also stated that there can be no assurance that any transaction will occur or, if one is undertaken, of its potential terms or timing. The Company may not update its progress or disclose developments with respect to potential initiatives unless the Board of Directors has approved a definitive course of action or transaction.

ABOUT SYSVIEW TECHNOLOGY, INC.

Sysview Technology, Inc. (OTCBB: SYVT.OB), headquartered in San Jose, Calif., designs and manufactures imaging solutions for OEM customers worldwide. The company currently manufactures over 14 proprietary imaging products and has become one of the largest global private-label manufacturers of USB-powered mobile scanners. The Company's growing intellectual property portfolio in imaging includes 19 patents with an additional 5 patents pending.

Leveraging its experience in imaging technology and manufacturing, Sysview has acquired and continues to develop new technologies targeting the HD display market. Products that include its proprietary Nano-LCOS Imager and Next Wave Optical Engine are expected to reach the worldwide market in 2008. The Company is also advancing its RGB Sequential LED Backlighting technology for LCD panels. These solutions are expected to significantly enhance picture quality, decrease power consumption, and enhance the viewing experience, while reducing the cost of HD displays.
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FORWARD-LOOKING STATEMENTS

Statements contained in this press release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based largely on current expectations and are subject to a number of known and unknown risks, uncertainties and other factors beyond the Company's control that could cause actual events and results to differ materially from these statements. These risks include, without limitation, that there can be no assurance that any strategic opportunities will be available to the Company and that any strategic opportunities may only be available on terms not acceptable to the Company, that the Company's revenue may be less than forecast and that our gross and operating margins may be less than projected and that we may not be successful in marketing our HD display solutions or that those solutions may not provide some or all of the benefits that we expect. These statements are not guarantees of future performance, and readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Sysview undertakes no obligation to update publicly any forward-looking statements.

COMPANY CONTACT

Sysview Technology, Inc.                                   Hayden Communications
David P. Clark                                             Peter Seltzberg
Chief Investment Officer                                   Investor Relations
(561) 835-4069                                             (646) 415-8972
dclark@sysviewtech.com                                     peter@haydenir.com

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